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May 7, 2026

Brown & Brown, Inc.

300 North Beach Street

Daytona Beach, Florida 32114

Re: Brown & Brown, Inc. - Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Brown & Brown, Inc., a Florida corporation (the “Company”), with respect to the preparation of the shelf registration statement on Form S-3 (the “Registration Statement”) filed on or about the date hereof with the Securities and Exchange Commission (the “Commission”) in connection with the registration by the Company under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale by the Company, pursuant to Rule 415 under the Securities Act, of the following securities, which may be issued from time to time at prices and on terms to be determined at the time of the offering:

(1) Debt securities of the Company, which may be issued in one or more series (“Debt Securities”).

(2) Shares of common stock, par value $0.10 per share, of the Company (“Common Stock”).

(3) Warrants for the purchase of Debt Securities or Common Stock (“Warrants”).

(4) Units (the “Units” and, together with Debt Securities, Common Stock and Warrants, “Securities”) consisting of two or more of the types of Securities described above.

(5) Such indeterminate amount of Securities as may be issued in exchange for or upon conversion or exercise of, as the case may be, Securities.

We have also participated in the preparation of the Prospectus (the “Prospectus”) contained in the Registration Statement.

In connection with the opinions expressed herein, we have examined, among other things, original counterparts or copies of original counterparts of the following documents:

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May 7, 2026

(i) The Amended and Restated Articles of Incorporation of the Company (the “Articles of Incorporation”).

(ii) The Amended and Restated By-Laws of the Company (the “By-Laws”).

(iii) The Registration Statement, including the Prospectus.

(iv) The Indenture, dated as of September 18, 2014, between the Company and U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association) (the “Existing Indenture”).

(v) The records of corporate proceedings of the Company that have occurred prior to the date hereof with respect to the Registration Statement.

The Existing Indenture and, if applicable, any supplemental indenture (together with the Existing Indenture, the “Indenture”), any warrant agreement relating to the Warrants (a “Warrant Agreement”), any agreement relating to the Units (a “Unit Agreement”) and any definitive purchase, underwriting or similar agreement entered into in connection with an issuance of Securities (a “Purchase Agreement”) are referred to collectively herein as the “Transaction Documents.” We have also examined originals or copies of such other records of the Company, certificates of public officials and of officers or other representatives of the Company and agreements and other documents as we have deemed necessary, subject to the assumptions set forth below, as a basis for the opinions expressed below.

In rendering the opinions expressed below, we have assumed: (i) the genuineness of all signatures (whether manual, electronic or otherwise) and, to the extent that a signature on a document is manifested by electronic or similar means, such signature has been executed or adopted by a signatory with an intent to authenticate and sign the document; (ii) the authenticity of the originals of the documents submitted to us; (iii) the conformity to authentic originals of any documents submitted to us as copies; (iv) as to matters of fact, the truthfulness of the representations made or otherwise incorporated in the Registration Statement and the other Transaction Documents and representations and statements made in certificates or web sites of public officials and officers or other representatives of the Company; (v) that, at the time when any Security is issued: (1) if such Security is a Debt Security, the Indenture; (2) if such Security is a Warrant, a Warrant Agreement; (3) if such Security is a Unit, a Unit Agreement; and (4) any applicable Purchase Agreement, shall have been duly executed and delivered by the parties thereto and constitute valid, binding and enforceable obligations of each party thereto (other than the Company) and such Security shall have been issued pursuant to the applicable foregoing agreements; (vi) the Company shall be an entity duly organized and validly existing under the laws of the State of Florida; (vii) the Company shall have full power to execute, deliver and perform the applicable Transaction Documents and issue such Security, and shall have duly executed and delivered such applicable Transaction Documents; (viii) the execution, delivery and performance by the Company of the applicable Transaction Documents and the issuance of such Security (and, in the case of Units, of the Securities that are components of such Units) and

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May 7, 2026

any Security that may be issuable upon the exercise, conversion or exchange thereof, shall have been duly authorized by all necessary corporate action and shall not contravene its Articles of Incorporation or By-Laws; (ix) the execution, delivery and performance by the Company of the applicable Transaction Documents and the issuance of such Security will not: (1) except for Applicable Laws, as defined below, as in effect on the date hereof, violate any law, rule or regulation applicable to it (including without limitation federal and state securities laws), or (2) result in any conflict with or breach of any agreement or document binding on it; (x) no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body (or, to the extent the same is required under any agreement or document binding on the Company, any third party) shall be required for the due execution, delivery or performance by the Company of any applicable Transaction Document or for the issuance of such Security by the Company, or, if any such authorization, approval, action, notice or filing is required, it shall have been duly obtained, taken, given or made and shall be in full force and effect; (xi) the Registration Statement, and any amendments thereto (including all necessary post-effective amendments), shall have become effective under the Securities Act; (xii) a supplement to the Prospectus (a “Prospectus Supplement”) shall have been prepared and filed with the Commission describing such Security; (xiii) such Security shall have been issued and sold in the manner stated in the Registration Statement and the appropriate Prospectus Supplement; (xiv) if such Security is Common Stock, the necessary number of shares shall have been duly authorized and available for issuance pursuant to the Articles of Incorporation; (xv) any Security issuable upon conversion, exchange or exercise of such Security shall have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise; (xvi) the applicable Transaction Documents relating to such Security and, if such Security is a Debt Security, Warrant or Unit, such Security shall be governed by the laws of the State of New York, a New York State court, or a United States federal court sitting in the State of New York, would determine that Section 5-1401 of the New York General Obligations Law is applicable to the choice of New York law to govern such Transaction Documents and the issuance of such Security would involve at least the minimum amounts specified in such Section for it to be applicable; (xvii) such Security, if other than Common Stock, and if other than book entry or uncertificated, shall have been duly executed and delivered by the Company and, if applicable, duly authenticated or countersigned pursuant to the applicable Transaction Document; (xviii) if such Security is other than Common Stock, the terms of such Security (and any Securities that are components thereof or issuable upon the exercise, conversion or exchange thereof) shall have been duly established in conformity with the applicable Transaction Document; (xix) the Company shall not have been induced by fraud to enter into any Transaction Document; (xx) the consideration paid for any Common Stock will comply with Florida Business Corporation Act, Sections 607.0621(2), (3) and (4) or any successor provision.

We have not independently established the validity of the foregoing assumptions.

Based upon the foregoing and subject to the qualifications and limitations set forth herein, we are of the opinion that:

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May 7, 2026

1. With respect to any Debt Security being registered under the Registration Statement, when:

(a) the applicable Indenture shall have been duly qualified under the Trust Indenture Act of 1939, as amended;

(b) the consideration for such Debt Security provided for in the applicable Purchase Agreement shall have been paid; and

(c) the terms of such Debt Securities and of their issuance and sale shall have been duly established in conformity with the Indenture,

such Debt Security shall have been validly issued and shall constitute valid and binding obligations of the Company, enforceable against the Company in accordance with its terms.

2. With respect to any share of Common Stock being registered under the Registration Statement, when:

(a) a certificate representing such share shall have been duly executed, countersigned, registered and delivered (or, if such share is uncertificated, such share shall have been properly issued) either: (i) in accordance with the applicable Purchase Agreement or (ii) upon conversion, exchange or exercise of any other Security in accordance with the terms of such other Security or the agreement governing such other Security and providing for the conversion, exchange or exercise thereof, and

(b) the consideration therefor provided for in the applicable Purchase Agreement or in connection with such conversion, exchange or exercise, as applicable (in either case not less than the par value of such share of Common Stock), shall have been paid, such share shall have been validly issued, fully paid and nonassessable.

3. With respect to any Warrant being registered under the Registration Statement, when:

(a) the terms of such Warrant and of its issuance and sale shall have been duly established in conformity with the applicable Warrant Agreement and the applicable Purchase Agreement;

(b) the consideration provided for in the applicable Purchase Agreement shall have been duly paid;

(c) in the case of any Warrant exercisable for Common Stock, the exercise price payable upon exercise thereof shall be at least equal to the aggregate par value of the Common Stock to be issued upon such exercise; and

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May 7, 2026

(d) such Warrant shall have been duly executed, delivered, countersigned, issued and sold in accordance with the provisions of the applicable Warrant Agreement to be filed on a Current Report on Form 8-K in the manner contemplated in the Registration Statement or any amendment relating thereto, such Warrant shall have been validly issued and shall constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

4. With respect to any Unit being registered under the Registration Statement, when:

(a) the terms of such Unit and of its issuance and sale shall have been duly established in conformity with the applicable Unit Agreement;

(b) the consideration provided for in any applicable Purchase Agreement shall have been duly paid and, if Common Stock shall be a component of such Unit, shall be in an amount at least equal to the aggregate par value of the Common Stock that is a component of such Unit;

(c) the Common Stock, Debt Securities and/or Warrants, relating to such Units shall have been duly authorized for issuance; and

(d) such Units shall have been duly executed, delivered, countersigned, issued and sold in accordance with the provisions of the applicable Unit Agreement to be filed on a Current Report on Form 8-K in the manner contemplated in the Registration Statement, such Units, as applicable, shall have been validly issued and shall constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with their terms.

The opinions set forth above are subject to the following qualifications and exceptions:

(a) Our opinions are limited to the laws, rules and regulations of the State of New York and the Florida Business Corporation Act (in each case including all reported judicial decisions interpreting such laws) (the “Applicable Laws”), and we do not express any opinion herein concerning any other laws.

(b) Our opinions are subject to bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium or similar laws affecting the rights and remedies of creditors, stakeholders, or classes or groups of creditors or stakeholders generally.

(c) Our opinions are subject to general principles of equity exercisable in the discretion of a court (including without limitation obligations and standards of good faith, fair dealing, materiality and reasonableness and defenses relating to unconscionability or to impracticability or impossibility of performance).

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May 7, 2026

(d) We express no opinion with respect to the enforceability of disclaimers, waivers, releases, indemnities, hold harmless provisions, exculpations, provisions for contribution and liquidated damages or payments that would constitute penalties, and other provisions, however expressed, altering or eliminating the rights, liabilities or remedies a party otherwise would have, or any provisions having the effect of modifying a statute of limitations.

This opinion letter is rendered to you in connection with the transactions contemplated by the Registration Statement. This opinion letter has been prepared, and is to be understood, in accordance with customary practice of lawyers who regularly give and lawyers who regularly advise recipients regarding opinions of this kind, is limited to the matters expressly stated herein and is provided solely for purposes of complying with the requirements of the Securities Act, and no opinions may be inferred or implied beyond the matters expressly stated herein. The opinions expressed herein are rendered and speak only as of the date hereof and we specifically disclaim any responsibility to update such opinions subsequent to the date hereof or to advise you of subsequent developments affecting such opinions.

We consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Respectfully submitted,

HOLLAND & KNIGHT LLP

/s/ Holland & Knight LLP